ENERGY PARTNERS, LTD.

            AMENDED AND RESTATED 2000 LONG TERM STOCK INCENTIVE PLAN

                           PERFORMANCE SHARE AGREEMENT


                      NUMBER OF PERFORMANCE
NAME                       SHARES                             GRANT DATE


This Agreement confirms the grant to you of ________ (the "Base Number") Performance Shares with respect to Common Stock of Energy Partners, Ltd. (the "Company") under the Company's Amended and Restated 2000 Long Term Stock Incentive Plan (the "Plan"), a copy of which has been delivered to you and is made a part hereof, upon the following terms and conditions and the terms and conditions of the Plan. The terms used in this Agreement shall have the same meaning as in the Plan, unless the context requires otherwise, and except that "Performance Shares" shall refer only to the performance shares granted pursuant to this Agreement.

     1. Performance Shares - This grant of Performance Shares shall represent the right to receive following the end of the Performance Cycle (as defined in Section 2 below) such number of shares of Common Stock of the Company equal to the number of Performance Shares, if any, that you earn for the Performance Cycle. You may earn from 0% to 200% of the Base Number of Performance Shares depending upon the degree to which the Performance Targets are achieved for the Performance Cycle as set forth in Exhibit A hereto.

     2. Performance Cycle - The Performance Cycle with respect to this grant of Performance Shares shall be the period beginning on [three-year period] and ending on [three-year period] (subject to earlier termination of the Performance Cycle pursuant to Section 8 below in the event of a Change of Control).

     3. Performance Goals - The Performance Measures and Performance Targets for the Performance Cycle shall be those specified in Exhibit A hereto. If, during the course of the Performance Cycle, there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a Performance Target, the Committee may revise such Performance Target in such manner as the Committee shall in its sole discretion determine to reflect such event.

     4. Determinations of Compensation Committee - At the end of the Performance Cycle, the Compensation Committee (the "Committee") shall have discretionary authority to determine the extent to which the Performance Targets for the Performance Cycle were satisfied and the number of Performance Shares earned by you for the Performance Cycle in accordance with Exhibit A hereto. The Committee must certify in writing prior to any payment pursuant to Section 9 below that the Performance Targets establishing entitlement to that payment were met. Any determinations made by the Committee shall be conclusive and binding. Any unearned Performance Shares shall be forfeited.

     5. No Rights as Shareholder - Prior to the payment of shares to you pursuant to Section 9 below, you shall have none of the rights of a shareholder of the Company with respect to any shares of Common Stock of the Company represented by the Performance Shares.

     6. Non-transferable - You may not sell, transfer, assign, pledge, or otherwise encumber or dispose of any Performance Shares nor may you sell, transfer, assign, pledge, or otherwise encumber or dispose of any of the shares of Company Common Stock represented by the Performance Shares prior to the payment of such shares to you pursuant to Section 9 below following the earning of your Performance Shares.

     7. Termination of Employment - In the event of your retirement (as defined below), or upon the occurrence of your death or disability (as defined below), or termination of employment with the consent of the Committee, you will forfeit as of the date of such termination of employment a number of Performance Shares determined by multiplying the Base Number of your Performance Shares for the Performance Cycle by a fraction, the numerator of which is the number of months remaining in the Performance Cycle following such termination of employment and the denominator of which is the total number of months in the Performance Cycle. Following the end of the Performance Cycle, the number of Performance Shares earned by you will be determined in accordance with Section 4 above based on the portion of the Base Number of Performance Shares not forfeited pursuant to the preceding sentence (which portion shall be treated as the Base Number for purposes of Exhibit A). In the event of your termination of employment for any other reason, you shall forfeit all rights to any Performance Shares as of the date of such termination of employment. For purposes of this grant, "disability" is defined as your inability, due to physical or mental impairment, for 90 days, whether or not consecutive, during any 360-day period, to perform the duties and functions for which you were employed by the Company, or such other circumstances as the Committee shall determine in its discretion. For purposes of this grant, "retirement" is defined as voluntary termination of employment at or after age 55 with at least 5 years of service.

     8. Share Earnout/Change of Control - In the event of a Change of Control (as defined in the Plan), the Performance Cycle shall end and the Performance Shares earned for such Performance Cycle shall be the number that would have been earned if the Performance Cycle had ended as of the end of the period covered by the most recently issued year-end financial statement just prior to the date of the Change of Control plus such additional number of Performance Shares as the Committee shall determine in respect of any period of the Performance Cycle not covered by such year-end financial statements.

     9. Payment - Except as otherwise provided in the next sentence, as soon as practicable after the Committee has determined the number of Performance Shares earned by you pursuant to Section 4 above, certificate(s) evidencing the shares of Company Common Stock represented by those Performance Shares that you earned shall be delivered to you. Notwithstanding the foregoing, if the Committee shall determine in its sole discretion that any amount payable pursuant to this Section 9 might result in any compensation payable to you being nondeductible by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee may delay the payment until such time as the Committee determines in its sole discretion that such distribution may be made without resulting in any compensation payable to you being nondeductible by reason of said
          Section 162(m). In the case of your death, payment of any shares which you have earned will be made to the beneficiary designated by you in a writing filed with the Company or, if none, to your estate.

     10. No Dividend Equivalents - You shall not receive any dividend equivalents in respect of the Performance Shares to reflect any dividends payable on shares of Company Common Stock during the period prior to payment pursuant to Section 9 above.

     11. Unsecured Creditor Status - This grant of Performance Shares constitutes a mere promise by the Company to pay you the benefits described in this grant (to the extent earned). You shall have the status of a general unsecured creditor of the Company with respect to the benefits payable under this grant.

     12. Withholding - The Company, if required, will withhold taxes on any income realized in connection with the Performance Shares or will take a cash payment from you for the withholding. The Company will permit you to elect whether to pay cash to cover the withholding or have shares withheld to cover the withholding.

     13. Miscellaneous - This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company; (b) shall be governed by the laws of the State of Delaware, and any applicable laws of the United States; (c) may not be amended except in writing; and (d) this grant shall in no way affect your participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

     14. Compliance with Applicable Law - Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares to be delivered pursuant to this grant, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation.



                                          ENERGY PARTNERS, LTD.




                                          By:
                                                 -------------------------------


Accepted:



--------------------------------------

Witness:



--------------------------------------

Date:
       -------------------------------